Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 (File No. 333-232852) and on Form S-8 (File Nos. 333-39743-99, 333-144929, 333-179668, 333-189806, 333-212112 and 333-225774) pertaining to (i) the Amended and Restated 1997 Long Term Incentive Stock Plan and Amended and Restated 1997 Non-Employee Director Stock Plan; (ii) 2007 Long-Term Incentive Plan; (iii) the 2011 Long-Term Incentive Plan; (iv) the 2013 Stock Incentive Plan; (v) the 2016 Stock Incentive Plan; and (vi) the 2018 Stock Incentive Plan of our report dated February 10, 2021 relating to the consolidated financial statements and financial statement schedule of Blackstone Mortgage Trust, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Blackstone Mortgage Trust, Inc. for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

New York, NY
February 10, 2021